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                                                                    EXHIBIT 23.3


Consent of Independent Certified Public Accountants

We have issued our report dated April 18, 1997, accompanying the financial statements of Computer Based Systems, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thorton LLP

Vienna, Virginia
May 14, 1999